-2-
                                                  EXHIBIT 10.2

                                                  FINAL EXECUTION COPY




                       SUBLEASE AGREEMENT

                             Between

                       JOHNSON & HIGGINS,

                         as Sublandlord,

                               and

             TRIAK SERVICES CORP., doing business as

                   National Discount Brokers,

                          as Subtenant,

                           Relating to

                          Premises at:

                        7 Hanover Square,

                       New York, New York

                    Entire Fourth (4th) Floor

                       TABLE OF CONTENTS

ARTICLE                                                      PAGE

 1.  Demised Premises, Term and Fixed Rent                      2
 2.  Assignment and Subletting                                  4
 3.  Incorporation of Overlease                                17
 4.  Condition of Premises                                     20
 5.  Permitted Use                                             21
 6.  Consent of Overlandlord                                   22
 7.  Defaults                                                  24
 8.  Representations by Sublandlord                            26
 9.  Subordination                                             27
10.  Broker                                                    28
11.  Escalations                                               29
12.  Notices                                                   32
13.  Electricity                                               34
14.  Alterations                                               37
15.  Quiet Enjoyment                                           38
16.  Partnership Subtenant                                     38
17.  Cancellation Option                                       40
18.  Condenser Water                                           41
19.  Subtenant's Work Allowance                                41
20.  Contractors                                               44
21.  Miscellaneous                                             44


     Exhibit A - Floor Plan
     Schedule I - Contractors, Subcontractors
     Schedule II - List of Direct Competitors
          SUBLEASE made as of the 1st day of March 1996, by and

between JOHNSON & HIGGINS, a New Jersey corporation, having an office at c/o NY Broad Holdings, Inc., c/o Canadian Imperial Bank

of Commerce, 425 Lexington Avenue, New York, New York 10017

(hereinafter called "Sublandlord"), and TRIAK SERVICES CORP., a

New York corporation doing business as National Discount Brokers,

having an office at 50 Broadway, New York, New York (hereinafter called "Subtenant").



                      W I T N E S S E T H

          WHEREAS:

          A.   SEVEN HANOVER ASSOCIATES (herein called

"Overlandlord") leased to Sublandlord certain space (hereinafter called the "Leased Space") in the building known as Seven Hanover

Square, New York, New York (hereinafter called the "Building")

pursuant to the terms of a certain lease, dated September 28,

1981 (sometimes hereinafter called the "1981 Lease"), as amended by an Agreement made March 7, 1983 (sometimes hereinafter called the "1983 Agreement"), letter amendments dated January 11, 1983 and March 7, 1983, respectively, a Commencement Date Agreement and Modification of Lease dated August 5, 1983 (sometimes

hereinafter called the "Commencement Date Agreement"), an

Agreement made February 29, 1984 (sometimes hereinafter called the ("1984 Agreement"), and an Amendment of Lease made November

11, 1985 (such Lease, as so modified is hereinafter called the

"Overlease").  A copy of the Overlease (from which certain terms which do not relate to Subtenant's obligations hereunder have been deleted) has been delivered to Subtenant, receipt of which is hereby acknowledged.



          B.   Sublandlord and Subtenant desire to consummate a

subleasing of a portion of the Leased Space consisting of the entire fourth (4th) floor of the Building on terms and conditions contained in this agreement (hereinafter called the "Sublease").

          NOW, THEREFORE, in consideration of the mutual

covenants and agreements hereinafter contained, it is hereby agreed as follows:



          1.   Demised Premises, Term and Fixed Rent

          1.1. Sublandlord hereby leases to Subtenant and

Subtenant hereby hires from Sublandlord the entire fourth (4th)

floor of the Building (comprising a portion of the Leased Space)

shown hatched on Exhibit A annexed hereto and made a part hereof

(hereinafter called the "Premises") for a term (the "Sublease

Term") to commence on the date Overlandlord shall deliver to

Sublandlord written consent to this Sublease (hereinafter called the "Sublease Commencement Date") and to end on September 29,

2008 (hereinafter called the "Sublease Expiration Date"), at an annual fixed rent of Seven Hundred Eighteen Thousand Two Hundred

Twenty Dollars and 00/100 ($718,220.00) per annum to be paid by

Subtenant by check drawn on a bank which is a member of the New

York Clearing House Association in equal monthly installments in advance, on the first day of each month during the Sublease Term without any set-off, off-set, abatement or reduction whatsoever,

except as expressly set forth herein.

          1.2. Sublandlord hereby irrevocably and unconditionally

designates and directs that all payments of fixed annual rent, as well as all payments of additional rent and other charges herein reserved or payable by Subtenant to Sublandlord, shall be paid to

NY Broad Holdings, Inc. ("Sublandlord's Designee") at its office at its office c/o Canadian Imperial Bank of Commerce, 425

Lexington Avenue, New York, N.Y. 10017, Attention: Mark A. Bilbao

(or at such other place as Sublandlord's Designee may direct by notice given to Subtenant) or to such other address or designee as Sublandlord's Designee shall direct by notice given to

Subtenant.  All fixed rent, additional rent and other charges payable by Subtenant herein shall be paid when due by check

(subject to collection) drawn on a bank which is a member of the

New York Clearing House Association, without deduction, set-off or abatement whatsoever, except as may hereinafter be

specifically provided.  Bills for fixed annual rent and/or

additional rent and other charges payable hereunder by Subtenant and/or any statement to be given pursuant to the Overlease may be billed or given directly to Subtenant by Sublandlord's Designee

(or such other person or entity as Sublandlord's Designee shall direct by notice given to Subtenant).

          1.3. All costs and expenses and other charges which

Subtenant agrees to pay, pursuant to the provisions of this

Sublease, shall be deemed additional rent and in the event of non-

payment, Sublandlord shall have the rights and remedies herein provided for in the case of non-payment of fixed annual rent.

          1.4. (a) Notwithstanding the provisions of Section 1.1

hereof, the fixed annual rent provided for herein shall be fully abated during the period commencing on the Sublease Commencement

Date and ending on the first anniversary of the Sublease

Commencement Date (the "Rent Abatement Period").  The date

immediately following the expiration of the Rent Abatement Period is hereinafter referred to as the "Rent Commencement Date."



               (b) Notwithstanding the provisions of Section

1.4(a) hereof, if (i) there is a continuing default by Subtenant under this Sublease during the Rent Abatement Period, and

(ii) Subtenant's possessory rights in the Premises have been terminated pursuant to a non-appealable order or judgment of a court of competent jurisdiction, Subtenant agrees that,

thereafter the abatement of Fixed Annual Rent shall terminate effective as of the date of such termination for the purposes of determining the amount of damages due and owing to Sublandlord as a result of Subtenant's default under this Sublease.

          1.5. Simultaneous with the execution of this Sublease,

Subtenant is paying to Sublandlord's Designee the sum of Fifty

Nine Thousand Eight Hundred Fifty-One and 67/100 ($59,851.67)

(the "Advance Rent"), which shall be deposited in an interest-

bearing account.  The Advance Rent, together with any interest accrued thereon, shall be applied by Sublandlord's Designee to future monthly installments of fixed annual rent next becoming due hereunder.

          1.6. [Intentionally Deleted.]

          2.   Assignment and Subletting

          2.1. Subtenant shall not (a) assign this Sublease, nor

(b) permit this Sublease to be assigned by operation of law or otherwise, nor (c) underlet all or any part of the Premises, nor

(d) permit the Premises or any desk space therein to be occupied by any person(s) other than as provided in Article 10 of the

Overlease and without first obtaining in each instance:

               (i)  Overlandlord's written consent pursuant to

and in accordance with the Overlease, and

               (ii) Sublandlord's written consent.

          2.2. Notwithstanding anything to the contrary contained

in this Article 2, if Subtenant shall at any time or times during the term of this Sublease desire to assign this Sublease or

sublet all or part of the Premises, Subtenant shall give notice thereof to Sublandlord (and Sublandlord's Designee), which notice shall be accompanied by (a) a copy of the proposed form of

assignment or sublease (together with a term sheet summarizing the business terms of the proposed assignment or sublease), the effective or commencement date of which shall be at least thirty

(30) days after the giving of such notice, (b) a statement

setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its

proposed use of the Premises, (c) current financial information with respect to the proposed assignee or subtenant, including,

without limitation, its most recent financial report, and (d) a conformed or photostatic copy of the fully-executed letter of intent (or any other similar type agreement relating to the

proposed assignment or sublease).  In the event the proposed assignment or sublease is for a term in excess of one year, such notice shall be deemed an offer from Subtenant to Sublandlord whereby Sublandlord (or Sublandlord's Designee) may, at its

option, (i) sublease such space from Subtenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Premises), (ii) have this

Sublease assigned to it or its designee or terminate this

Sublease (if the proposed transaction is an assignment or a

sublease of all or substantially all of the Premises or a

sublease of a portion of the Premises which, when aggregated with other subleases then in effect, covers all or substantially all of the Premises), or (iii) terminate this Sublease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the Premises).  In

connection with any such notice, Subtenant shall promptly provide to Sublandlord (and Sublandlord's Designee) such other

information as Sublandlord may reasonably request.  Said option may be exercised by Sublandlord (or Sublandlord's Designee) by notice to Subtenant at any time within thirty (30) days after receipt by Sublandlord and Sublandlord's Designee of such notice from Subtenant, and Sublandlord and Sublandlord's Designee shall have received all other information required to be furnished to

Sublandlord by Subtenant pursuant to the provisions of this

Article 2.  During such 30-day period, Subtenant shall not assign this Sublease or sublet such space to any person.

          2.3. (a)  If Sublandlord (or Sublandlord's Designee)

exercises its option to terminate this Sublease in the case where

Subtenant desires either to assign this Sublease or sublet all or substantially all of the Premises, then, this Sublease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed annual rent and additional rent shall be paid and apportioned to such date.

               (b)  If Sublandlord exercises its option to have

this Sublease assigned to it (or its Designee) in the case where

Subtenant desires either to assign this Sublease or to sublet all or substantially all of the Premises, then Subtenant shall assign this Sublease to Sublandlord (or Sublandlord's Designee) by an

assignment in form and substance reasonably satisfactory to

Sublandlord or Sublandlord's Designee, as the case may be.  Such assignment shall be effective on the date the proposed assignment was to be effective or the date the proposed sublease was to commence, as the case may be, and Subtenant shall be released from all obligations and liabilities under this Sublease after such effective date, except for such obligations and liabilities which expressly survive the termination of this Sublease.

Subtenant shall not be entitled to consideration or payment from

Sublandlord (or Sublandlord's Designee) in connection with any such assignment.  If the proposed assignee or sublessee was to receive any consideration or concessions from Subtenant in

connection with the proposed assignment or sublease, then

Subtenant shall pay such consideration and/or grant any such concessions to Sublandlord (or Sublandlord's Designee) on the

date Subtenant assigns this Sublease to Sublandlord (or

Sublandlord's Designee).

          2.4. If Sublandlord (or Sublandlord's Designee)

exercises its option to terminate this Sublease with respect to the space covered by Subtenant's proposed sublease in any case where Subtenant desires to sublet part of the Premises, then (a)

this Sublease shall end and expire with respect to such part of the Premises on the date that the proposed sublease was to

commence; (b) from and after such date the fixed annual rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises; and (c) Subtenant shall pay to

Sublandlord (or Sublandlord's Designee, as the case may be), upon demand, as additional rent hereunder the costs incurred by

Sublandlord (or Sublandlord's Designee) in physically separating such part of the Premises from the balance of the Premises and in complying with any laws and requirements of any public

authorities relating to such separation.

          2.5. If Sublandlord (or Sublandlord's Designee)

exercises its option to sublet the Premises or the portion(s) of the Premises which Subtenant desires to sublet, such sublease to

Sublandlord or Sublandlord's Designee (as subtenant) shall be at the rentals set forth in the proposed sublease and/or the term sheet for the proposed sublease, and shall be for the same term as that of the proposed subletting, and

               (a)  The sublease shall be expressly subject to

all of the covenants, agreements, terms, provisions and

conditions of this Sublease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this section;

               (b)  Such sublease shall be upon the same terms

and conditions as those contained in the proposed sublease,

except such as are irrelevant or inapplicable and except as

otherwise expressly set forth to the contrary in this section;

               (c)  Such sublease shall give the sublessee the

unqualified and unrestricted right, without Subtenant's

permission, to assign such sublease or any interest therein

and/or to sublet the space covered by such sublease or any part or parts of such space to any party or person (other than a

Direct Competitor) and to make any and all changes, alterations,

and improvements in the space covered by such sublease.  As used herein, "Direct Competitor" shall mean any company whose primary business now or in the future is discount brokerage, including,

without limitation, the companies listed on Schedule II attached hereto.

               (d)  Such sublease shall provide that any assignee

or further subtenant of Sublandlord or Sublandlord's Designee,

may, at the election of Sublandlord, be permitted to make

alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Sublandlord or Sublandlord's

Designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

               (e)  Such sublease shall also provide that (i) the

parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other

estate held by either of said parties, (ii) any assignment or subletting by Sublandlord or Sublandlord's Designee (as the

subtenant) may be for any purpose or purposes that Sublandlord,

in Sublandlord's uncontrolled discretion, shall deem suitable or appropriate, (iii) Subtenant, at Subtenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Subtenant to Sublandlord or Sublandlord's Designee, (iv) Sublandlord, at

Subtenant's expense, may make such alterations as may be required or deemed necessary by Sublandlord to physically separate the subleased space from the balance of the Premises and to comply with any laws and requirements of public authorities relating to such separation, and (v) that at the expiration of the term of such sublease, Subtenant will accept the space covered by such sublease in its then existing condition, subject to the

obligations of the sublessee to remove any substantial

alterations to such space and to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

          2.6. In the event Sublandlord does not exercise its

options pursuant to Section 2.2 hereof to so sublet the Premises or terminate (in whole or in part) or have assigned to it or

Sublandlord's Designee this Sublease or if the proposed sublease is for a term of one year or less, and providing that Subtenant is not in default of any of Subtenant's obligations under this

Sublease (after notice and expiration of any applicable grace periods), Sublandlord's consent (which must be in writing and in form satisfactory to Sublandlord) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that:

               (a)  Subtenant shall have complied with the

provisions of Section 2.2 hereof and neither Sublandlord nor

Sublandlord's Designee shall have exercised any of its options under said Section 2.2 within the time permitted therefor;

               (b)  In Sublandlord's judgment the proposed

assignee. or subtenant is engaged in a business and the Premises,

or the relevant part thereof, will be used in a manner which (i)

is in keeping with the then standards of the Building, and (ii)

will not violate any negative covenant as to use contained in any other sublease of space in the Building;

               (c)  The proposed assignee or subtenant is a

reputable person or entity of good character and with sufficient financial worth considering the responsibility involved, (and such determination is reasonably made by Sublandlord) and

Sublandlord has been furnished with reasonable proof thereof;

               (d)  The form of the proposed sublease shall be

reasonably satisfactory to Sublandlord and shall comply with the applicable provisions of this Article 2;

               (e)  There shall not be more than two (2)

subtenants (including Sublandlord or Sublandlord's Designee) of the Premises;

               (f)  In the event that Sublandlord (or

Sublandlord's Designee) is then marketing any space in the

Building and the amount of the aggregate rent to be paid by the proposed subtenant is less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant, Subtenant shall not have publicly advertised in any way the availability of the premises covered by the proposed sublease and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to

Sublandlord pursuant to Section 2.2 hereof;

               (g)  Subtenant shall reimburse Sublandlord on

demand for any reasonable costs that may be incurred by

Sublandlord (or Sublandlord's Designee) in connection with said assignment or sublease, including, without limitation, the

reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested

consent; and

          2.7. In the event that (a) Sublandlord (and

Sublandlord's Designee) fails to exercise any of its options under Section 2.2 hereof, and consents to a proposed assignment or sublease, and (b) Subtenant fails to execute and deliver the assignment or sublease to which Sublandlord consented within forty-five (45) days after the giving of such consent, then,

Subtenant shall again comply with all of the provisions and

conditions of Section 2.2 hereof before assigning this Sublease or subletting all or part of the Premises.

          2.8. With respect to each and every sublease or

subletting authorized by Sublandlord under the provisions of this

Sublease, it is further agreed:

               (a)  No subletting shall be for a term (including

any renewal or extension options contained in the sublease)

ending later than one day prior to the expiration date of this

Sublease.

               (b)  No sublease shall be valid, and no subtenant

shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease (and all ancillary

documents executed in connection with, with respect to or

modifying such sublease) has been delivered to Sublandlord.

               (c)  Each sublease shall provide that it is

subject and subordinate to this Sublease and to any matters to which this Sublease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Sublandlord under this Sublease Sublandlord may, at its option, take over all of the right, title and interest of Subtenant, as sublessor, under such sublease, and such subtenant shall, at Sublandlord's option,

attorn to Sublandlord pursuant to the then executory provisions of such sublease, except that Sublandlord shall not be (i) liable for any previous act or omission of Subtenant under such

sublease, (ii) subject to any credit, offset, claim,

counterclaim, demand or defense which such subtenant may have against Subtenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one (1)

month's rent, (iv) bound by any covenant of Subtenant to

undertake, complete, pay for or reimburse such subtenant for the costs of any construction of the Premises or any portion thereof,

(v) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Sublandlord by Subtenant, (vi) bound by any obligation to make any payment to such subtenant or grant any credits, except for services,

repairs, maintenance and restoration provided for under the

sublease to be performed after the date of such attornment, (vii)

responsible for any monies owing by Sublandlord to the credit of

Subtenant or (viii) required to remove any person occupying the

Premises or any part thereof.

               (d)  Each sublease shall provide that the

subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part,

without Sublandlord's consent in each instance, which consent shall be subject to the same conditions as set forth herein with respect to the assignment of this Sublease or the sublet of all or part of the Premises by Subtenant.

          2.9. (a)  If Sublandlord shall give its consent to any

assignment of this Sublease or to any sublease, Subtenant shall in consideration therefor, pay to Sublandlord, as additional rent hereunder an amount equal to one-half (1/2) of the Assignment

Profit (hereinafter defined) or Sublease Profit (hereinafter defined), as the case may be.

               (b)  For purposes of this Section 2.9, the term

"Assignment Profit" shall mean an amount equal to all sums and other consideration paid to Subtenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Subtenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net

unamortized or undepreciated portion (determined on a straight-

line basis over the term of this Sublease) of the amount, if any,

by which the original cost thereof exceeded any amounts paid for or contributed by Sublandlord which were applied or could have been applied by Subtenant against such original cost pursuant to the terms of this Sublease).

               (c)  For purposes of this Section 2.9, the term

"Sublease Profit" shall mean in any year of the term of this

Sublease (i) any rents, additional charges or other consideration payable by the subtenant under the sublease to Subtenant which are in excess of the fixed annual rent and additional rent

accruing during such year of the term of this Sublease in respect of the subleased space (at the rate per square foot payable by

Subtenant hereunder) pursuant to the terms hereof, and (ii) all sums paid for the sale or rental of Subtenant's fixtures,

leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated portion (determined on a straight-

line basis over the term of this Sublease) of the amount, if any,

by which the original cost thereof exceeded any amounts paid for or contributed by Sublandlord which were applied or could have been applied by Subtenant against such original cost pursuant to the terms of this Sublease), which net unamortized amount shall be deducted from the sums paid in connection with such sale in equal monthly installments over the balance of the term of the sublease (each such monthly deduction to be in an amount equal to the quotient of the net unamortized amount, divided by the number of months remaining in the term of this Sublease).

               (d)  The sums payable under this Section 2.9 shall

be paid to Sublandlord as and when paid by the assignee or

subtenant to Subtenant.

          2.10.     Except for any subletting by Subtenant to

Sublandlord or Sublandlord's Designee pursuant to the provisions of this Article 2, each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Sublease. Notwithstanding any such subletting to

Sublandlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Sublandlord from any subtenant, Subtenant shall and will remain fully liable for the payment of the fixed annual rent and additional rent due and to become due hereunder and for the performance of all the

covenants, agreements, terms, provisions and conditions contained in this Sublease on the part of Subtenant to be performed and all acts and omissions of any licensee or subtenant or anyone

claiming under or through any subtenant which shall be in

violation of any of the obligations of this Sublease, and any such violation shall be deemed to be a violation by Subtenant.

Subtenant further agrees that notwithstanding any such

subletting, no other and further subletting of the Premises by

Subtenant or any person claiming through or under Subtenant

(except as provided in Section 2.5 hereof) shall or will be made except upon compliance with and subject to the provisions of this

Article 2.  If Sublandlord shall decline to give its consent to any proposed assignment or sublease, or if Sublandlord shall exercise any of its options under Section 2.2 hereof, in each case, in accordance with the terms and provisions of this

Sublease, Subtenant shall indemnify, defend and hold harmless

Sublandlord against and from any and all loss, liability,

damages, costs and expenses (including, but not limited to,

reasonable counsel fees) resulting from any claims that may be made against Sublandlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or

sublease.

          2.11.     Notwithstanding anything to the contrary

contained in this Sublease, if Subtenant shall be a corporation,

Subtenant shall have the privilege, without the consent of

Sublandlord, to assign its interest in this Sublease (a) to any corporation which is a successor to Subtenant either by merger or consolidation, (b) to a purchaser of all or substantially all of

Subtenant's assets (provided such purchaser shall have also

assumed substantially all of Subtenant's liabilities, or (c) to a corporation or other entity (an "Affiliate") which shall (i)

control, (i) be under the control of, or (iii) be under common control with, Subtenant (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the outstanding voting stock of a corporation, or other majority equity and

control interest if Subtenant is not a corporation).  Subtenant may also sublease all or any portion of the Premises to any

entity described in clause (c) without the consent of

Sublandlord.  In the event of any assignment or subletting

described above, (x) any such assignee or subtenant shall

continue to use the Premises for the conduct of the same business as Subtenant was conducting prior to such assignment or

subtenancy, (y) the principal purpose of such assignment or

sublease shall not be the acquisition of Subtenant's interest in this Sublease (except if such assignment or sublease is made pursuant to clause (c) and is made for a valid intracorporate business purpose), and (z) any such assignee or subtenant shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles,

consistently applied, after giving effect to such assignment,

equal to or greater than Subtenant's net worth and annual income and cash flow, as so determined, on the date of such assignment.

Subtenant shall, within ten (10) business days after execution thereof, deliver to Sublandlord (A) a duplicate original

instrument of assignment in form and substance reasonably

satisfactory to Sublandlord, duly executed by Subtenant, and (B)

an instrument in form and substance reasonably satisfactory to

Sublandlord, duly executed by the assignee, in which such

assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and

conditions of this Sublease on Subtenant's part to be observed and performed.  Except as set forth above, either a transfer of a controlling interest in the shares of Subtenant (if Subtenant is a corporation or trust) or a transfer of a majority of the total interest in Subtenant (if Subtenant is a partnership) at any one time or over a period of time through a series of transfers,

shall be deemed an assignment of this Sublease and shall be

subject to all of the provisions of this Article 2, including,

without limitation, the requirement that Subtenant obtain

Sublandlord's prior consent thereto.  The transfer of shares of

Subtenant (if Subtenant is a corporation or trust) for purposes of this Section 2.11 shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.



          3.   Incorporation of Overlease

          3.1. Except as herein otherwise expressly provided and

except for the obligation to pay rent and additional rent under the Overlease, all of the terms, covenants, conditions and

provisions in the Overlease are hereby incorporated in, and made a part of this Sublease, and such rights and obligations as are contained in the Overlease are hereby imposed upon the respective parties hereto; the Sublandlord herein being substituted for the

Landlord in the Overlease, and the Subtenant herein being

substituted for the Tenant named in the Overlease; provided,

however, that the Sublandlord herein shall not be liable for any defaults by Overlandlord and/or, if Overlandlord is not the fee

owner, the owner in fee of the land and Building of which the

Premises are a part.  Sublandlord (and Sublandlord's Designee)

each agrees that it shall neither act, nor omit to act, in such a manner as to result in a default under the Overlease.

Notwithstanding the generality of the foregoing, in no event shall Subtenant be responsible for acts and omissions of

Sublandlord (and/or Sublandlord's Designee) or the agents,

employees or contractors of Sublandlord (and/or Sublandlord's

Designee).  Subtenant agrees that it shall neither act, nor omit to act, in such a manner as to result in a default under the

Overlease.  Notwithstanding the generality of the foregoing, in no event shall Sublandlord be responsible for acts and omissions of Subtenant or Subtenant's agents, employees or contractors.

Upon the occurrence of any default by Overlandlord.  Sublandlord

(and Sublandlord's Designee) shall use commercially reasonable efforts to cause Overlandlord to cure such default.  If, in

connection with any default by Overlandlord which materially interferes with Subtenant's ability to operate its business,

Subtenant is not satisfied with Overlandlord's response to such actions by Sublandlord, as Subtenant's sole remedy Sublandlord shall permit Subtenant to pursue Sublandlord's rights under the

Overlease, and Sublandlord agrees to cooperate reasonably in connection therewith.  If the Overlease shall be terminated for any reason during the term hereof, then and in that event this

Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof.  Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Subtenant's right to possession, Subtenant will at once surrender and deliver up the Premises in substantially the same condition and repair that exists as of the date hereof, except for reasonable wear and tear, damage cause by fire or other casualty (unless such fire or other casualty was caused by or resulted from the negligence or willful misconduct of Subtenant), and any alterations or other improvements made by Subtenant, but only to the extent that such alterations and/or additions were made in accordance with the

Sublease.  Notwithstanding any language to the contrary contained in this Sublease, Subtenant agrees that Sublandlord may at any time after the date hereof surrender the Overlease and the

premises demised thereunder to Overlandlord, provided

Overlandlord shall deliver a written agreement to Subtenant

providing that notwithstanding such surrender Overlandlord shall not disturb Subtenant's occupancy of the Premises so long as

Subtenant is not in default hereunder if Subtenant shall at

Overlandlord's election either (i) attorn to Overlandlord as if

Overlandlord were the Sublandlord hereunder or (ii) enter into a lease with Overlandlord for the remaining term of the Sublease on the same terms and conditions contained herein.

          3.2. For the purpose of this Sublease, the following

portions of the Overlease shall not be deemed incorporated in or made a part of this Sublease:

               (a)  all provisions of the 1983 Agreement;

               (b)  all provisions of the Commencement Date

Agreement;

               (c)  all provisions of the 1984 Agreement;

               (d)  the following portions of the 1981 Overlease:

                    (i)  Articles 2, 10, 21, 28, 29, 34, 35, 36,

40 and 41;

                    (ii) Sections 3.01 and 3.02;

                    (iii)     The second paragraph of Section

1.02;

                    (iv) Sections 18.01(d)(2) and (3);

                    (v)  The proviso clause of the first sentence

of Section 22.01;

                                        (vi) The last sentence of

                         Section 27;

                                        (vii)     The words "a

                         full floor or more of" in clause (iv) of

                         Section 38.01;

                                        (viii)    The definitions

                         of the following terms set forth in

                         Section 1.01 of the 1981 Overlease:

                         "Demised Premises"; "Term"; Fixed

                         Minimum Rent"; "Tenant's Pro Rata

                         Share"; and "Designated Broker";

                    (ix) Exhibits A, B, C, F and G; and

               (e)  those provisions of the Overlease which,

pursuant to any other provision hereof, are not incorporated herein.

          3.3. Subtenant shall be responsible for the cost of all

compliance with the Americans with Disabilities Act of 1990,

Public Law 101-336, 42.U.S.C. Section 12101 et seq. (the "Act") within the Premises.  Subtenant shall be responsible for the cost of compliance with the Act, whether such compliance shall require the making of alterations within or outside the Premises, to the extent that the requirement for such compliance shall arise as a result of (a) the performance of any alteration or installation made by or on behalf of Subtenant within or outside the Premises,

or (b) the designation of Subtenant or any successor, assignee or undertenant of Subtenant as a "public accommodation" within the meaning of the Act.



          4.   Condition of Premises

          4.1. Subtenant has examined the Premises, is aware of

the physical condition thereof, and agrees to take the same "as is," with the understanding that there shall be no obligation on the part of Sublandlord to perform any work or to incur any

expense whatsoever in connection with the preparation of the

Premises for Subtenant's occupancy thereof other than

Sublandlord's Work (as hereinafter defined).  Sublandlord shall,

at Sublandlord's sole cost and expense and as soon as practicable after the date hereof, commence work in the Premises either (i)

to restore the concrete slab over the interconnecting internal stairway on the fourth (4th) floor of the Building or (ii) to

"box in" such stairway area (the "Sublandlord's Work").  In the event Sublandlord elects to "box in" the stairway area,

Sublandlord shall make an appropriate adjustment to the rentable square footage of the Premises directly caused by such

Sublandlord's Work and the fixed annual rent, Subtenant's pro-

rata share for purposes of determining Article 19 Rent and the

Work Allowance shall, in each case, be appropriately reduced.

The taking of occupancy of the whole or any part of the Premises by Subtenant shall be conclusive evidence, as against Subtenant,

that (i) the Premises were substantially as shown on Exhibit A,

(ii) Subtenant accepts possession of the same, and (iii) the

Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken.



          5.   Permitted Use

          5.1. Subtenant agrees that the Premises shall be

occupied only as executive, administrative and general offices for Subtenant's business, and for incidental uses in connection therewith, provided that such incidental use is reasonable in a modern, first-class, Manhattan office building, and does not create unusual traffic (persons or freight) in the Building and provided further that such incidental use does not violate the terms of the Overlease.

          5.2. Subtenant shall be permitted to use all of the

equipment (the "Equipment") presently located in the Premises and owned by Sublandlord; it being understood that Sublandlord and

Sublandlord's agents have made no representations, warranties or promises whatsoever with respect to the Equipment, and

Sublandlord shall be under no obligation to repair or replace any

Equipment.



          6.   Consent of Overlandlord

          6.1. This Sublease is conditioned upon the consent

thereto by Overlandlord which consent shall be evidenced by

Overlandlord's signature appended hereto or a separate consent in the form utilized by Overlandlord for such purposes.  In the event that Overlandlord shall not have given such consent on or before the date occurring thirty (30) days after the date that

Sublandlord shall deliver to Subtenant a fully executed

counterpart of this Sublease (herein called the "Outside Date"),

then in such event either party shall have the right to terminate this Sublease by notice thereof given to the other party on or before the date occurring forty (40) days after the date that

Sublandlord shall deliver to Subtenant a fully executed

counterpart of this Sublease, provided that the Overlandlord shall still not have given its consent on or before the date occurring ten (10) days after the giving of such termination notice; then in such event (a) this Sublease shall terminate as of the expiration of such tenth (10th) day and neither party thereafter shall have any further liability hereunder to the other party and (b) Sublandlord shall return to Subtenant any prepaid rent or security deposit actually paid or deposited by

Subtenant in connection with this Sublease.  Sublandlord shall make a written request for Overlandlord's consent to this

Sublease within five (5) business days after the date that

Sublandlord shall deliver to Subtenant a fully executed

counterpart of this Sublease, and Sublandlord shall use all

reasonable efforts to diligently pursue obtaining Overlandlord's consent; provided that Sublandlord is under no obligation or duty to expend any monies in connection with obtaining such consent.

          6.2. Sublandlord makes no representation with respect

to obtaining Overlandlord's approval of this Sublease and, in the event that Overlandlord notifies Sublandlord that Overlandlord will not give such approval, Sublandlord will so notify Subtenant and, upon receipt of such notification by Sublandlord of the disapproval by Overlandlord, this Sublease shall be deemed to be null and void and without force or effect, and Sublandlord and

Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease.

          6.3. Except as otherwise specifically provided herein,

wherever in this Sublease Subtenant is required to obtain

Sublandlord's consent or approval, Subtenant understands that

Sublandlord may be required to first obtain the consent or

approval of Overlandlord.  If Overlandlord should refuse such consent or approval, Sublandlord shall be released of any

obligation to grant its consent or approval whether or not

Overlandlord's refusal, in Subtenant's opinion, is arbitrary or unreasonable.  Subtenant agrees that Sublandlord shall not be required to dispute any determinations or other assertions or claims of Overlandlord regarding the obligations of Sublandlord under the Overlease for which Subtenant is or may be responsible under the terms of this Sublease.  Should Sublandlord elect not to dispute any such determinations, assertions or claims by

Overlandlord, Sublandlord hereby grants Subtenant the right to dispute the same in its own name without Sublandlord's consent and the right to resolve such disputes to its own satisfaction,

provided that (a) Subtenant shall bear any and all costs and expenses of any such dispute and/or settlement, (b) Sublandlord shall not be bound without its consent by any settlement,

agreement, or resolution reached by Subtenant and Overlandlord in regard to any such dispute, or by any decree, judgment or penalty resulting therefrom, and (c) Subtenant shall indemnify and save

Sublandlord harmless against liability in connection with or arising from any acts, omissions or negligence of Subtenant or

Sublandlord in connection with any of the foregoing.  This

indemnity shall include indemnity from and against any and all liability, fines, suits, demands, costs, and expenses (including,

without limitation, reasonable attorneys' fees and disbursements)

incurred in or in connection with any such liability.  The

provisions of this Section shall survive the expiration or

earlier termination of this Sublease.



          7.   Defaults

          7.1. Subtenant acknowledges that the services to be

rendered to the Premises are to be rendered by Overlandlord.

Anything in this Sublease to the contrary notwithstanding, if there exists a breach by Sublandlord of any of its obligations under this Sublease and, concurrently, a corresponding breach by

Overlandlord under the Overlease of its obligations under the

Overlease exists, then and in such event, Subtenant's sole remedy against Sublandlord in the event of any breach of obligations under this Sublease shall be the right to pursue a claim in the name of Sublandlord against Overlandlord, and Sublandlord agrees that it will, at Subtenant's expense, reasonably cooperate with

Subtenant in the pursuit of such claim, and Sublandlord and

Subtenant agree that any recovery shall be allocated equitably between Sublandlord and Subtenant based on the pro-rata share of the portion of the Premises and Leased Space affected, the term of this Sublease and Overlease, and any other relevant factor,

such allocation to be determined solely by Sublandlord in the exercise of its reasonable discretion.

          7.2. Anything contained in any provisions of this

Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Premises, to comply with and remedy any default claimed by Overlandlord and caused by Subtenant, within the

period allowed to Sublandlord as tenant under the Overlease less three (3) days, even though such time period is shorter than the period otherwise allowed in the Overlease, due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Overlandlord.

Sublandlord agrees to forward to Subtenant (and Sublandlord's

Designee), upon receipt thereof by Sublandlord, a copy of each notice of default and any other material notices with respect to the Premises or the common areas of the Building, in each case,

to the extent such notices are received by Sublandlord in its capacity as tenant under the Overlease.  Subtenant agrees to forward to Sublandlord (and Sublandlord's Designee), upon receipt thereof, copies of any notices received by Subtenant with respect to the Premises from Overlandlord or from any governmental

authorities.

          7.3. Any default of Subtenant hereunder or under the

provisions of the Overlease which is not cured at least three (3)

days prior to the time provided for the curing thereof under the

Overlease, shall be deemed a default hereunder, and Sublandlord may, but shall not be obligated to, cure any such default for the account of and at the expense of Subtenant, and the amount of any costs, payments or expenses incurred by Sublandlord shall be deemed additional rent and payable by Subtenant on demand.  In the event of a default under the Overlease or under this

Sublease, Sublandlord shall have the same rights and remedies against Subtenant under this Sublease as are available to

Overlandlord against Sublandlord in its capacity as tenant under the Overlease.



          8.   Representations by Sublandlord

          8.1  Sublandlord represents (a) that it is the holder

of the interest of the tenant under the Overlease, and (b) that the Overlease is in full force and effect.

          8.2  Sublandlord represents to Subtenant that, to the

best of its knowledge, the permitted use set forth in Article 5 is not prohibited by any covenant, easement or restriction to which the Leased Premises or the Building is subject.

          8.3  Sublandlord is a corporation duly organized,

validly existing and in good standing under the laws of the State of New York with full corporate power and authority to carry out its obligations under this Sublease.

          8.4  The execution and delivery of this Sublease by

Sublandlord has been duly and validly authorized by all necessary corporate action of Sublandlord, has been duly executed and

validly delivered by Sublandlord and is the legal valid and

binding obligation of Sublandlord enforceable in accordance with its terms.

          8.5  Sublandlord is the tenant under the Overlease, the

Overlease is in full force and effect, no notices of default or termination are outstanding with respect to the Overlease, to the best of Sublandlord's knowledge there are no defaults under the

Overlease by Sublandlord or Overlandlord, and the Commencement

Date of the Overlease (as such term is defined therein) is July

15, 1983.

          8.6  Sublandlord has not assigned the Overlease or any

interest therein and has not subleased the Premises or any part thereof to any other person or entity or granted to any other person or entity any other options or rights with respect to the

Premises.

          8.7  Sublandlord has delivered to Subtenant true,

correct and complete copies of the instruments and documents comprising the Overlease with portions not relevant to Subtenant blacked out and there are no other amendments or agreements of any kind forming part of or modifying the Overlease.

          8.8  All consents or approvals necessary for

Sublandlord's execution and delivery of this Sublease have been obtained subject to obtaining the Consent described in Section 6.



          9.   Subordination

          9.1. This Sublease is subject to, and Subtenant accepts

this Sublease subject to, any amendments and supplements to the

Overlease hereafter made between Overlandlord and Sublandlord,

provided that any such amendment or supplement to the Overlease will not prevent or adversely affect the use by Subtenant of the

Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under this

Sublease or in any other way adversely affect Subtenant.

Subtenant covenants and agrees: (a) to perform and to observe all of the terms, covenants, conditions and agreements of the

Overlease on Sublandlord's part to be performed and observed as tenant thereunder (other than the payment of the fixed annual rent and additional rent therein set forth and those Sections and

Articles expressly excluded from the provisions of this Sublease)

to the extent the same apply to the Premises and to the extent that the same are not modified or amended by this Sublease; (b)

that Subtenant will not do or cause to be done or suffer or

permit any act or thing to be done which would or might cause the

Overlease or the rights of Sublandlord as tenant thereunder to be cancelled, terminated or forfeited or which would make

Sublandlord liable for any damages, claims or penalties; and (c)

to indemnify and hold harmless Sublandlord and Sublandlord's

Designee from and against any and all liability, loss, damage,

suits, penalties, claims and demands of every kind or nature

(including, without being limited thereto, reasonable attorney's fees and expenses of defense) by reason of Subtenant's failure to comply with the foregoing or arising from the use, occupancy or management of the Premises or of any business conducted therein,

or from any work or thing whatsoever done or any condition

created by or any other act or omission of Subtenant, its

assignees or subtenants, or their respective employees, agents,

contractors, visitors or licensees, in or about the Premises or any other part of the Building; and Subtenant shall pay to

Sublandlord on demand, as additional rent, any and all sums which

Sublandlord may be required to pay by reason of any of the

foregoing.

          9.2. This Sublease is subject and subordinate to the

Overlease and to all ground or underlying leases and to all

mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part and all renewals,

modifications, replacements and extensions of any of the

foregoing.  This Section 9.2 shall be self-operative and no

further instrument of subordination shall be required.  To

confirm such subordination, Subtenant shall execute promptly any certificate that Sublandlord may request.



          10.  Broker

          10.1 Subtenant and Sublandlord covenant, represent and

warrant to each other that neither of them has had any dealings or communications with any broker or agent in connection with the consummation of this Sublease other than Cushman & Wakefield,

Inc., Edward S. Gordon Company, Inc. and Wharton Property

Advisors (collectively, the "Brokers").  Subtenant covenants and agrees to pay, hold harmless and indemnify Sublandlord and

Sublandlord's Designee from and against any and all cost, expense

(including reasonable attorneys' fees and disbursements) or

liability for any compensation, commissions or charges claimed by any broker or agent other than the Brokers with respect to this

Sublease or the negotiation thereof.  Sublandlord covenants and agrees to pay, hold harmless and indemnify Subtenant from and against any and all cost, expense (including reasonable

attorneys' fees and disbursements) or liability for any

compensation, commissions or charges claimed by any broker or agent other than the Brokers with respect to this Sublease or the negotiations thereof.



          11.  Escalations

          11.1 Subtenant stipulates that it is familiar with the

provisions of Article 19 of the Overlease.  In the event of any payment of additional rent by Sublandlord to Overlandlord during the term of this Sublease which payment is attributable to the provisions of Article 19 of the Overlease (such additional rent payable by Sublandlord pursuant to Article 19 of the Overlease being hereinafter called "Article 19 Rent") then Subtenant shall pay as additional rent pursuant to this Sublease an amount equal to nine and nine hundred eighteen thousandths percent (9.918%) of the amount of Article 19 Rent actually payable by Sublandlord to

Overlandlord during the Sublease Term (a) with respect to Article

19 Rent payable pursuant to Section 19.04 of the Overlease in connection with the escalation of Operating Costs, which is in excess of the Operating Costs for the calendar year 1996 during the Sublease Term, and (b) with respect to Article 19 Rent

payable pursuant to Section 19.03 of the Overlease in connection with the escalation of Taxes, which is in excess of the sum of

(x) one half of the Taxes for the Tax Year as defined in Section

19.02 of the Overlease commencing July 1, 1995 and (y) one half of the Taxes for the Tax Year commencing July 1, 1996 during the

Sublease Term.  At such time as the Article 19 Rent payable by

Sublandlord is adjusted by reason of any change in the rentable area of the Leased Space, the percentage thereof payable by

Subtenant to Sublandlord shall be similarly adjusted.  At any time after payment by Sublandlord to Overlandlord of any Article

19 Rent, Sublandlord may deliver to Subtenant a statement with respect to the payment of the Article 19 Rent and, within ten

(10) days after delivery of such statement, Subtenant shall pay to Sublandlord additional rent determined as aforesaid in this

Section 11.1.  Additional rent payable pursuant to this Section

11.1 shall be based solely upon actual payments made by

Sublandlord pursuant to the provisions of Article 19 of the

Overlease.  Sublandlord agrees that it will, upon reasonable prior written request from Subtenant, exercise on Subtenant's behalf, and at Subtenant's sole cost and expense, any rights of

Sublandlord under the Overlease to contest such Article 19 Rent,

to review and inspect records and otherwise obtain information from Overlandlord.  Except as expressly set forth in the

preceding sentence, Subtenant shall not have the right to

question the propriety of or the basis for any such payment and

Sublandlord shall be under no obligation to contest any such payment.  Sublandlord shall, however, at the written request of

Subtenant, furnish to Subtenant evidence of such payment.

Sublandlord shall notify Subtenant of any credit or refund it receives under the Overlease but only to the extent that such credit or refund is attributable to an overpayment of, or a

reduction in, Taxes or Article 19 Rent.  During the term of this

Sublease, Sublandlord and Subtenant agree that Subtenant shall receive its proportionate share of any such credit or refund based on such factors as the term of the Sublease, the base year affected, and any other relevant factor, such amount to be

determined solely by Sublandlord in the exercise of its

reasonable discretion.

          11.2.     Subtenant shall also pay to Sublandlord any

"Tenant Surcharges" (as that term is hereinafter defined).

"Tenant Surcharges" shall mean any and all amounts other than fixed annual rent and Article 19 Rent which, by the terms of the

Overlease, become due and payable by Sublandlord to Overlandlord

(and are actually paid by Sublandlord to Overlandlord) as

additional rent or otherwise and which would not have become due and payable but for the acts, requests for services, and/or

failures to act of Subtenant, its agents, officers,

representatives, employees, servants, contractors, invitees,

licensees or visitors under this Sublease, including, but not limited to: (a) any increases in Overlandlord's fire, rent or other insurance premiums, as provided in Article 19 of the

Overlease, resulting from any act or omission of Subtenant, (b)

any additional charges to Sublandlord on account of Subtenant's use of heating or ventilation after hours, (c) any charges which may be imposed on Sublandlord pursuant to the Overlease, to the extent that such charges are attributable to the Premises or the use thereof or services or utilities provided thereto, and (d)

any additional charges to Subtenant on account of Subtenant's use of elevator services after hours.  Within a reasonable time after receipt by Sublandlord of any statement or written demand from

Overlandlord including any Tenant Surcharges, Sublandlord will furnish Subtenant with a copy of such statement or demand,

together with Sublandlord's statement of the amount of any such

Tenant Surcharges, and Subtenant shall pay to Sublandlord the amount of such Tenant Surcharges within seven (7) days after

Subtenant's receipt of such statement or demand; provided,

however, that in any instance in which Subtenant shall receive any such statement or demand directly from Overlandlord,

Subtenant may pay the amount of the same directly to

Overlandlord.  Sublandlord agrees that it will, upon reasonable written request from Subtenant, exercise on Subtenant's behalf,

and at Subtenant's sole cost and expense, any rights of

Sublandlord under the Overlease to contest such Tenant

Surcharges, to review and inspect records and otherwise obtain information from Overlandlord.  Payments shall be made pursuant to this Section 11.2 notwithstanding the fact that (a) Subtenant is contesting such charge pursuant to the immediately preceding sentence and (b) the statement to be provided by Sublandlord is furnished to Subtenant after the expiration of the term of this

Sublease and notwithstanding the fact that by its terms this

Sublease shall have expired or have been cancelled or terminated.



          12.  Notices

          12.1. Any notice, statement, demand, consent,

approval or other communication required or permitted to be

given, rendered or made by either party to this lease or pursuant to any applicable law or requirement of public authority

(collectively, "notices") shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made only if (a) personally

delivered, or (b) sent by registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, addressed to the other party as follows:

               If to Sublandlord:

          Johnson & Higgins
          125 Broad Street
          New York, New York  10004
          Attention: James Delaney, Vice President

with copies to:

          NY Broad Holdings, Inc.
          c/o Canadian Imperial Bank of Commerce
          425 Lexington Avenue
          New York, New York  10017
          Attention: Managing Attorney

          and

          Sidley & Austin
          875 Third Avenue
          New York, New York  10022
          Attention:  Alan S. Weil, Esq.

          and if to Subtenant as follows:

          Until Subtenant opens for business
          at the Premises:

          National Discount Brokers
          50 Broadway
          New York, New York  10004
          Attention:  John Holman

          and

          After Subtenant opens for business
          at the Premises, notice shall be
          to Subtenant at the Premises, to
          the attention of John Holman


and shall be deemed to have been given, rendered or made on

second (2nd) business day after the day so mailed, unless mailed outside of the State of New York, in which case it shall be

deemed to have been given, rendered or made on the third (3rd)

business day after the day so mailed.  Either party may, by

notice as aforesaid, designate a different address or addresses for notices intended for it.  Subtenant agrees to provide notice to the other parties as aforesaid, confirming when Subtenant has opened for business at the Premises.

          12.2.     Notices hereunder from Sublandlord may be

given by Sublandlord's managing agent, if one exists, or by

Sublandlord's attorney.

          12.3.      In addition to the foregoing, either

Sublandlord or Subtenant may, from time to time, request in

writing that the other party serve a copy of any notice on one other person or entity designated in such request, such service to be effected as provided in Section 12.1 or 12.2 hereof.

Copies of all notices, consents, approvals and other

communications given shall be similarly and simultaneously sent to Sublandlord's Designee at its address set forth in Paragraph

1.3 hereof or to such other address or designee as Sublandlord's

Designee may specify by notice similarly given.



          13.  Electricity

          13.1.     Except as otherwise provided in Sections 13.2

through 13.6 hereof, Article 20 of the Overlease (as amended by the Amendment of Lease made November 11, 1985) is incorporated herein.

          13.2.      Subtenant covenants and agrees to pay to

Sublandlord's Designee, as additional rent under this Sublease an amount for Subtenant's electricity usage in the Premises (based on a portion of the amount which Overlandlord shall bill

Sublandlord under Section 20.1 of the Overlease for electricity usage in the Leased Space during the Sublease Term pursuant to

Article 20 of the Overlease) equal to (x) Landlord's Cost Rate

(as that term is defined in the Overlease) per kilowatt hour multiplied by (y) Subtenant's submetered electricity usage in the

Premises (hereinafter called "Subtenant's Electric Usage"),

multiplied by (z) one hundred five (105%) percent (such total amount being herein called the "Electric Charge").  Sublandlord's

Designee shall, from time to time give Subtenant notice and

copies of all such bills for such electricity usage from

Overlandlord and, within ten (10) days after the receipt thereof,

Subtenant shall pay to Sublandlord's Designee a portion thereof equal to the Electric Charge.  The Electric Charge (based upon the Landlord's Cost Rate per kilowatt hour shown on such bills for electricity usage from Overlandlord to Sublandlord, with a mark-up of five (5%) percent), if accurately applied by

Sublandlord to Subtenant's Electric Usage, shall be conclusive upon Subtenant.  Sublandlord represents to Subtenant that (a)

Sublandlord will not be imposing on Subtenant any other surcharge or charge (other than the Electric Charge) for, or making any profit on, Subtenant's Electric Usage in the Premises and (b)

Sublandlord is imposing on Subtenant less than the actual cost to

Sublandlord of Subtenant's Electric Usage as charged by the

Overlandlord to Sublandlord under the Overlease.

          13.3.     The submeters measuring electricity usage in

the Premises shall be installed by Sublandlord, at Sublandlord's cost and expense, reasonably promptly after the Sublease

Commencement Date.  During the period from and after the Sublease

Commencement Date until the installation of such submeters,

Subtenant will pay to Sublandlord on the first day of each

calendar month as additional rent hereunder a flat charge for electricity at the rate of $2.00 per rentable square foot per annum.

          13.4.     Subtenant's use of electric energy in the

Premises shall not at any time exceed 582 kilowatts per usable square foot load, which is the capacity of the electrical

conductors and equipment in or otherwise serving the Premises,

which capacity shall not be diminished or adversely affected by

Sublandlord during the Sublease Term unless Overlandlord elects to discontinue furnishing electrical power pursuant to Section

20.04 of the Overlease.  In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the

Building's distribution of electricity via the Building's

electric system, Subtenant shall not, without Sublandlord's prior consent in each instance (which shall not be unreasonably

withheld) connect any fixtures, appliances or equipment (other than normal business machines which do not materially increase

Subtenant's electrical consumption) to the Building's electric system, or make any alterations or additions to the electric system of the Premises existing on the Sublease Commencement

Date.

          13.5.     Sublandlord reserves the right to discontinue

furnishing electric energy to Subtenant in the Premises at any time upon not less than 60 days' notice to Subtenant.  If

Sublandlord exercises such right, this Sublease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such termination

Sublandlord shall not be obligated to furnish electric energy to

Subtenant.  Notwithstanding the foregoing sentence, in the event

Sublandlord so discontinues furnishing electric energy to

Subtenant in the Premises because of Tenant's Misuse (as such term is defined in the Overlease) by Sublandlord or due to any act of any party or person other than Subtenant (or an agent,

invitee or guest of Subtenant), Sublandlord shall use reasonable efforts to furnish an alternative source of electric energy to

Subtenant, at Sublandlord's sole cost and expense.  Otherwise,

Subtenant shall arrange, at its sole cost and expense, to obtain electric energy directly from the public utility company

furnishing electric energy to the Building.  Such alternate

source of electric energy may be furnished to Subtenant by means of the then existing Leased Space system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose, subject to Overlandlord's consent thereto

(but only to the extent such consent is required under the

Overlease).  All meters and additional panel boards, feeders,

risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall, subject to obtaining Overlandlord's

consent thereto (but only to the extent such consent is required under the Overlease) be furnished and installed by the party responsible for arranging such alternate source of electric

energy, at such party's expense, but, in the event that Subtenant is responsible for arranging such alternate source of electric energy, Sublandlord may, at its option, before Subtenant

commences any such work or at any time thereafter, require

Subtenant to furnish to Sublandlord such security in form

(including, without limitation, a bond issued by a corporate surety licensed to do business in New York) and amount as

Sublandlord shall deem necessary to assure the payment for such work by Subtenant.  Subtenant shall pay the costs incurred in order for Subtenant to obtain electric energy directly to the extent that Sublandlord is required to pay such costs allocated to the Premises, under Section 20.04 of the Overlease.

Sublandlord will not exercise any right which it might otherwise have under this Paragraph 13.5 or Section 20.04 of the Overlease as (as amended by an Amendment of Lease made November 11, 1985 and incorporated in the Sublease) to discontinue furnishing

electric power to the Premises so long as Overlandlord does not elect to discontinue furnishing electric power to the Leased

Space pursuant to Section 20.04 of the Overlease.

          13.6.      Sublandlord shall not in any way be liable

or responsible to Subtenant for any loss, damage or expense which

Subtenant may sustain or incur if (a) the supply of electric energy to the Premises is temporarily interrupted or (b) the quantity or character of electric service is changed or is no longer available or suitable for Subtenant's requirements, except to the extent resulting from Sublandlord's willful misconduct or gross negligence.



          14.  Alterations

          14.1.     Subtenant may make no structural or other

material changes, alterations, additions, improvements or

decorations in, to or about the Premises without Sublandlord's prior written consent in each instance, which consent shall not be unreasonably withheld, and except in accordance with the

provisions of Article 5 of the Overlease.  For the purpose of this Section 14.1, a change, alteration, addition, improvement or decoration shall be considered "material" if such change,

alteration, addition, improvement or decoration involves

structural, mechanical, HVAC, electrical, life safety, plumbing or any other building system or costs in excess of $25,000.

Without limiting the generality of the foregoing, Subtenant shall not commence any Subtenant Work (as hereafter defined) without first obtaining the prior written consent of Sublandlord, which consent shall not be unreasonably withheld; provided Subtenant submits detailed plans and specifications (together with such other information as Sublandlord may reasonably request) to

Edward S. Gordon, 111 Broadway, New York, New York, Attention:

Bill Brodsky, at least ten (10) days prior to the date Subtenant desires to commence such Subtenant Work.



          15.  Quiet Enjoyment

          15.1.     So long as Subtenant pays all of the rent and

additional rent due under this Sublease and performs all of

Subtenant's other obligations hereunder, Subtenant shall

peacefully and quietly have, hold and enjoy the Premises subject,

however, to the terms, provisions and obligations of this

Sublease and the Overlease.



          16.  Partnership Subtenant

          16.1.     If Subtenant is a partnership (or is

comprised of two (2) or more persons, individually and/or as co-

partners of a partnership) or if Subtenant's interest in this

Sublease shall be assigned to a partnership (or to two (2) or more persons, individually and/or as co-partners of a

partnership) pursuant to paragraph 2.1 (any such partnership and such persons are referred to in this section as "Partnership

Subtenant"), the following provisions of this Article shall apply to such Partnership Subtenant: (a) the liability of each of the parties comprising the general partners of the Partnership

Subtenant shall be joint and several, (b) each of the parties comprising Partnership Subtenant hereby consents in advance to,

and agrees to be bound by, any written instrument which may

hereafter be executed, changing, modifying or discharging this

Sublease, in whole or in part, or surrendering all or any part of the Premises to Sublandlord or renewing or extending this

Sublease and by any notices, demands, requests or other

communications which may hereafter be given, by Partnership

Subtenant or by any of the parties comprising Partnership

Subtenant, (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership

Subtenant or to any of the parties comprising Partnership

Subtenant shall be deemed given or rendered to Partnership

Subtenant and to all such parties and shall be binding upon

Partnership Subtenant and all such parties, (d) if Partnership

Subtenant shall admit new general partners, all of such new

general partners shall, by their admission to Partnership

Subtenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed, (e) Partnership Subtenant shall give prompt notice to Sublandlord of the admission of any general partner or general partners, and upon demand of

Sublandlord, shall cause each such general partner to execute and deliver to Sublandlord an agreement in form satisfactory to

Sublandlord, wherein each such new general partner shall assume performance of all of the terms, covenants and conditions of this

Sublease on Subtenant's part to be observed and performed (but neither Sublandlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Sublandlord shall vitiate the provisions of subdivision (d) of this Article) and (f) on each anniversary of the Sublease Commencement Date, Partnership Subtenant shall

deliver to Sublandlord a list of all partners together with their current residential addresses.



          17.  Cancellation Option

          17.1.     Provided Subtenant is not then in default

hereunder beyond the expiration of applicable grace and cure periods at the time of the exercise of the termination option and on the effective date of termination, Subtenant shall have the one-time option to terminate this Sublease with respect to the entire Premises only effective upon the date immediately

preceding the fifth (5th) anniversary of the Rent Commencement

Date; provided Subtenant provides Sublandlord with irrevocable written notice of such election to terminate this Sublease no less than twelve (12) months prior to the effective date of such termination; and provided further that Subtenant pays to

Sublandlord the Cancellation Fee, such Cancellation Fee to be due and payable upon the giving of such notice of termination.  In the event Subtenant terminates this Sublease as provided herein,

Sublandlord will surrender occupancy of the Premises to

Sublandlord on or prior to the effective date of termination in accordance with the provisions of this Sublease, as if the

termination date were the Sublease Expiration Date of this

Sublease.  Upon written request by the Sublandlord, Subtenant shall execute and deliver to Sublandlord a surrender agreement in form and substance satisfactory to Sublandlord confirming the exercise of Subtenant's option to terminate this Sublease.

          17.2.     Sublandlord and Subtenant agree that the fee

required to be paid by Subtenant for terminating this Sublease pursuant to this Section 18.1 (the "Cancellation Fee") shall be equal to the net unamortized amount (determined on a straight line basis) of the sum of (i) the amount of all real estate

brokerage commissions paid in connection with this Sublease, (ii)

the amount of fixed annual rent abated during the Rent Abatement

Period, (iii) the Work Allowance, (iv) the cost of Sublandlord's

Work, and (v) all other incidental costs associated with the execution and delivery of this Sublease.



          18.  Condenser Water

          18.1.     Subtenant shall be entitled to use no more

than eighty (80) tons of condenser water, which is the amount of condenser water currently available to the Premises.  Sublandlord shall not diminish or adversely affect the availability of

eighty (80) tons of condenser water to the Premises.



          19.  Subtenant's Work Allowance

          19.1.     Provided that Subtenant is not in default

under this Sublease (after the expiration of any applicable grace and cure periods), Sublandlord shall allow Subtenant an allowance in the amount of up to Seven Hundred Fifty Four Thousand One

Hundred Thirty One and 00/100 Dollars ($754,131.00) (herein

called the "Work Allowance"), which Work Allowance shall be

applied solely against the cost and expense of the construction work performed by Subtenant in the Premises in order to prepare or alter the same for Subtenant's initial occupancy (herein

called "Subtenant's Work").  In the event that the cost and

expense of the Subtenant's Work shall exceed the sum of the Work

Allowance, Subtenant shall be entirely responsible to pay such excess.  If Subtenant does not use all or any part of the Work

Allowance for Subtenant's Work, then Subtenant may credit the amount of the unused portion of the Work Allowance against future installments of fixed annual rent next becoming due hereunder.

          19.2.     (a)  Prior to commencing Subtenant's Work,

Subtenant shall submit to Sublandlord a written statement of the total cost of Subtenant's Work (which shall include the amount of any overtime charges projected as necessary to substantially complete Subtenant's Work ("Cost of Subtenant's Work"), and such statement shall indicate the percentage of the total Cost of

Subtenant's Work to be paid by Sublandlord and Subtenant,

respectively, as Subtenant's Work progresses and Subtenant's contractors submit requisitions or invoices for Subtenant's Work actually in place.  Sublandlord's percentage shall be computed on the basis of a fraction, the numerator of which is the Work

Allowance and the denominator of which is the total Cost of

Subtenant's Work ("Sublandlord's Percentage"), and Tenant's

percentage shall be a fraction, the numerator of which shall be

(the total Cost of Landlord's Work less Sublandlord's Percentage)

and the denominator of which shall be the total Cost of

Subtenant's Work ("Subtenant's Percentage").  During the progress of Subtenant's Work, and no less then once a calendar month,

Sublandlord and Subtenant shall each pay their respective

Percentage of the requisitions or invoices submitted by

Subtenant's contractors; provided that Subtenant shall deliver to

Sublandlord a written request for disbursement (at least once a month) which shall be accompanied by (a) invoices for the

Subtenant's Work,and (b) such other information and/or affidavits as Sublandlord shall reasonably request.  In no event shall

Sublandlord be required to pay more than the Work Allowance.

          (b)  Provided that (i) Subtenant has fully complied

with the provisions of this Section and is otherwise entitled to payment of any portion of the Work Allowance and (ii) Sublandlord fails to pay the Work Allowance when due (after seven business days' prior written notice) Subtenant shall have the right to offset the amount of such unpaid Work Allowance (together with five percent (5%) per annum interest on the amount of such unpaid

Work Allowance) against any amount due and owing to Sublandlord under this Sublease, provided that in no event shall such offset exceed in the aggregate the amount of the Work Allowance then due and owing to Subtenant.

          (c)  Upon the completion of Tenant's Work, Subtenant

shall deliver to Sublandlord (i) a certificate signed by

Subtenant's architect and an officer of subtenant certifying that the Subtenant's Work represented by the aforesaid invoices has been satisfactorily completed in accordance with the final plans and specifications for such work previously approved in

accordance with this Sublease, (ii) lien waivers from the

contractors or subcontractors who shall have performed any such work releasing Subtenant from all liability for the same, and

(iii) all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental

entities (including, without limitation, the Building Department)

having jurisdiction with respect thereto, as well as "as-built"

drawings.

          19.3.     At any and all times during the progress of

Subtenant's Work, representatives of Sublandlord shall have the right of access to the Premises and inspection thereof (provided,

however, that such representatives use reasonable efforts to minimize interference with the performance of Subtenant's Work),

and Sublandlord shall have the right to withhold payment of any portion of the Work Allowance representing the reasonably

estimated cost of any such work not being performed in conformity with Subtenant's final approved plans and specifications.

Sublandlord shall incur no liability, obligation or

responsibility to Subtenant or any third party by reason of the access and inspection provided in this subsection 19.3.

          19.4.     The Work Allowance is being made available

for the benefit of Subtenant only.  No third party shall be

permitted to make any claims against Sublandlord or Subtenant with respect to any portion of the Work Allowance.



          20.  Contractors

          20.1.     Prior to commencing Subtenant's Work,

Subtenant shall submit to Sublandlord for its approval (which shall not be unreasonably withheld or delayed) a list of the contractors and subcontractors (categorized by trade) which

Subtenant proposes to use or from which Subtenant proposes to solicit bids in connection therewith.  If Sublandlord shall fail within 15 business days to approve Subtenant's proposed

contractors or subcontractors, then for all purposes of this

Sublease Sublandlord shall be deemed to have approved the same.

If, prior to or after commencement of Subtenant's Work, there is a change in the contractors or subcontractors, Subtenant shall submit a new or supplemental list and the foregoing provisions of this Section 20.1 shall be applicable thereto.

          20.2.     Notwithstanding anything to the contrary

herein, connections to, and disconnections from the fire safety system, the sprinkler system, and the condenser or chilled water system shall be performed by contractors selected solely by

Sublandlord and in accordance with the Overlease.

          20.3.     Sublandlord agrees that the contractors,

engineers and subcontractors listed on Schedule I attached hereto are approved for Subtenant's Work.



          21.  Miscellaneous

          21.1.     This Sublease may not be changed or

terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change,

modification, termination or discharge is sought.

          21.2.     This Sublease shall not be binding upon

Sublandlord unless and until it is signed by Sublandlord and delivered to Subtenant.  This Section 21.2 shall not be deemed to modify the provisions of Article 6 hereof.

          21.3.     This Sublease constitutes the entire

agreement between the parties and all representations and

understandings have been merged herein.

          21.4 This Sublease shall inure to the benefit of all of

the parties hereto, their successors and (subject to the

provisions hereof) their assigns.

          IN WITNESS WHEREOF, the parties have hereunto set their

hands and seals as of the day and year first above written.



ATTEST:                            JOHNSON & HIGGINS,
                                   Sublandlord


________________________           ____________________________
                                   Name:
                                   Title:



ATTEST:                            TRIAK SERVICES CORP.,
doing business as National Discount Brokers, Subtenant


________________________           _____________________________
                                   Name:
                                   Title:
STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )


          On the _____ day of March, in the year 1996, before me personally came ___________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ______________________________; that he is the __________________
of JOHNSON & HIGGINS, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.



                                   ___________________________
                                   Notary Public





STATE OF                 )
                    : ss.:
COUNTY OF           )


          On the _____ day of March, in the year 1996, before me personally came ___________________________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________; that he is the ______________________
of TRIAK SERVICES CORP., doing business as National Discount
Brokers, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.



                                   ___________________________
                                   Notary Public
                           EXHIBIT A


                           Floor Plan
                           Schedule I


       List of Approved Contractors, Subcontractors, etc.
                          Schedule II

                       Direct Competitors


1.        Accutrade

2.        K. Aufhauser & Co.

3.        Brown & Company

4.        Bull & Bear Securities, Inc.

5.        Ceres Securities, Inc.

6.        E&Trade Securities, Inc.

7.        Fidelity Investments

8.        PC Financial Network (PCFN)

9.        Quick & Reilly Group, Inc.

10.       R.J. Forbes Group, Inc.

11.       Regal Discount Brokers

12.       Charles Schwab & Co.

13.       Jack White & Co.

14.       J.B. Oxford & Co.

15.       Kennedy Cabot & Co.

16.       Lombard Institutional Brokers

17.       Olde Discount Corp.

18.       Pacific Brokerage Services Inc.

19.       Muriel Siebert & Co., Inc.

20.       Waterhouse Securities Inc.

21.       Washington Discount Brokerage Corp.




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